EXHIBIT 99.1

REVOCABLE PROXY

                              VILLAGE BANCORP, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned shareholder of Village Bancorp, Inc. ("Village Bancorp") hereby appoints Enrico J. Addessi and Joseph L. Knapp, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders to be held at ___ __.m. on ______ __, 1999 at The Village Bank & Trust Company, 25 Prospect Street, Ridgefield, Connecticut, 06877, and at any adjournments or postponements thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 11, 1998, BETWEEN WEBSTER FINANCIAL CORPORATION AND VILLAGE BANCORP, THE MERGER PROVIDED FOR THEREIN, PURSUANT TO WHICH VILLAGE BANCORP WILL BE ACQUIRED BY WEBSTER FINANCIAL CORPORATION, AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER AND (2) OTHERWISE IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF VILLAGE BANCORP'S BOARD OF DIRECTORS. The undersigned shareholder may revoke this proxy at any time before it is voted by (i) delivering to the Secretary of Village Bancorp's Board of Directors a written notice of revocation before the shareholder meeting, (ii) delivering to Village Bancorp a duly executed proxy bearing a later date before the shareholder meeting, or (iii) attending the shareholder meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting of Village Bancorp and the proxy statement/prospectus.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.


             (continued and to be signed and dated on reverse side)



                                                                  --------------
                                                                       SEE
                                                                   REVERSE SIDE
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



                                                                 --------------
                                                                       X
                                                                 --------------
                                                                Please mark your
                                                                  votes as this.



                                  -------------
                                     COMMON


Proposal 1 :   To approve and adopt an Agreement and Plan of Merger, dated as of
               November 11, 1998,  between  Webster  Financial  Corporation  and
               Village Bancorp, Inc., the merger provided for therein, pursuant to which Village Bancorp, Inc. will be acquired by Webster
               Financial Corporation, and the other transactions contemplated by the Agreement and Plan of Merger.

                  FOR                   AGAINST                    ABSTAIN
                  [ ]                     [ ]                        [ ]

Other Matters: The proxies are  authorized  to vote upon such other  business as may properly come before the shareholder meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the shareholder meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Agreement and Plan of Merger and the merger provided for therein or otherwise, in accordance with the determination of a majority of the Village Bancorp, Inc. Board of Directors.

Date:
     -----------------------------------

     -----------------------------------

     -----------------------------------
         Signature of Shareholder or
          Authorized Representative

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.